Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated May 1, 2026, and each included in this Post-Effective Amendment No. 160 to the Registration Statement (Form N-1A, File No. 033-17463) of William Blair Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated February 25, 2026, with respect to the financial statements and financial highlights of Growth Fund, Large Cap Growth Fund, Mid Cap Value Fund, Small-Mid Cap Core Fund, Small-Mid Cap Growth Fund, Small-Mid Cap Value Fund, Small Cap Growth Fund, Small Cap Value Fund, Global Leaders Fund, International Leaders Fund, International Growth Fund, Institutional International Growth Fund, International Small Cap Growth Fund, Emerging Markets Leaders Fund, Emerging Markets Growth Fund, Emerging Markets ex China Growth Fund, Emerging Markets Small Cap Growth Fund, China Growth Fund, and Emerging Markets Debt Fund (nineteen of the funds consisting of William Blair Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

April 29, 2026